Exhibit 23.3

August 1, 2014

VWR Corporation

Radnor Corporate Center

Building One, Suite 200

100 Matsonford Road

Radnor, Pennsylvania 19087

Re: VWR Corporation

Ladies and Gentlemen,

We understand that VWR Corporation (the “Company”) plans to file an amendment to its registration statement on Form S-1 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with its proposed initial public offering (the “Proposed IPO”).

We hereby consent to the references to our name and the inclusion of information, data and statements from our research reports and amendments thereto, including but not limited to the industry research reports titled: (i) “2013 Annual Report: Forecast and Analysis of the Global Market for Laboratory Products” (published October 2013); (ii) “2014 Mid-Year Report: Forecast and Analysis of the Global Market for Laboratory Products” (published April 2014); and (iii) “Market Size of Global and U.S. Laboratory Services Market and Laboratory Chemicals Market Clarification” (commission by the Company in July 2014) (collectively, the “Reports”), and any subsequent amendments to the Reports, including our “2014 Annual Report Forecast and Analysis of the Global Market for Laboratory Products” to be published later this year, as well as the citation of our research reports and amendments thereto, in the Registration Statement and any amendments thereto, in any other future filings with the SEC by the Company (collectively, the “SEC Filings”), on the websites of the Company and its subsidiaries and affiliates, in institutional and retail road shows and other activities in connection with the Proposed IPO, and in other publicity materials in connection with the Proposed IPO.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings.

Respectfully,

/s/ Krishna Srinivasan

Krishna Srinivasan

Global President & Managing Partner

Frost & Sullivan